EXHIBIT 10.39
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                       EMPLOYMENT AGREEMENT
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     EMPLOYMENT AGREEMENT, dated as of January 1, 1999, by and
between EMBRYO DEVELOPMENT CORPORATION, INC., a Delaware corporation, with its offices at 565 Fifth Avenue, New York, NY 10017 (the "Company"), and Matthew Harriton, an individual residing at 524 East 72nd Street, New York, New York 10021 (Executive").
                      W I T N E S S E T H :
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     WHEREAS, the Company desires to secure the services of the
Executive upon the terms and conditions hereinafter set forth;
and
     WHEREAS, the Executive desires to render services to the Company upon the terms and conditions hereinafter set forth.
     NOW, THEREFORE, the parties mutually agree as follows:

     Section 1. Employment. The Company hereby employs Executive and the Executive hereby accepts such employment, as Chief Executive Officer and Chief Financial Officer of the Company, subject to the terms and conditions set forth in this Agreement.

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     Section 2.     Duties.  The Executive shall serve as Chief
Executive Officer and Chief Financial Officer and shall properly perform such duties as may be assigned to him from time to time by the Board of Directors of the Company. If requested by the Company, the Executive shall serve on the Board of Directors or any committee thereof without additional compensation. During the term of this Agreement, the Executive is not required to devote all of his business time to the performance of his duties and may pursue other activities which do not conflict with his obligations to the Company under this Agreement.

     Section 3.     Term of Employment.
          The term of the Executive's employment shall be for a period of two (2) years commencing on the date hereof (the
"Term"), subject to earlier termination by the parties pursuant to Section 6 hereof.

     Section 4.     Compensation of Executive.
          4.1 Salary. The Company shall pay to the Executive an annual salary equal to sixty thousand dollars ($60,000) per annum (the "Base Salary")less such deductions as shall be required to be withheld by applicable law and regulations. All salaries payable to Executive shall be paid at such regular weekly, biweekly or semi-monthly time or times as the Company makes payment of its regular payroll in the regular course of business. In addition, the Company shall pay to the Executive an annual bonus on December 31, 1999 and December 31, 2000 if the Executive is employed by the Company on those dates, at the discretion of Directors which shall be at least ten (10%) of the previous years Base Salary.
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          4.2  Expenses.   During the employment period, the
Company shall reimburse the Executive for all reasonable and necessary travel expenses and other disbursements incurred by the Executive on behalf of the Company, in performance of the Executive's duties hereunder. The Executive shall also be provided with the full use of an automobile (and cost of insurance of such automobile) of the Executive's choosing at the Company's expense, not to exceed $1,000.00 per month inclusive of the cost of insurance.

          4.3 Options. As additional consideration, the Company hereby grants to Executive an option to purchase up to 200,000 shares of Common Stock of Hydrogel Design Systems, Inc., which the Company owns, at a price at $1.00 per share (the "HDS Option Shares"). This option shall be in effect for two (2) years commencing on the date of this agreement, expiring on January 1, 2001. These purchases may be made at any time or from time to time in parital increments over the term of the option. The Company agrees that is shall not at any time during the term of this option sell or encumber the HDS Option Shares.

                            -3-
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          Section 5.     Disability of the Executive.  If the
Executive is incapacitated or disabled by accident, sickness or otherwise so as to render the Executive mentally or physically incapable of performing the services required to be performed under this Agreement for a period of sixty (60) consecutive days or longer or for any ninety (90) days in any period of one hundred eighty (180) consecutive days (a "Disability"), the Company may, at the time or any time thereafter, at its option, terminate the employment of the Executive under this Agreement immediately upon giving the Executive notice to that effect.

          Section 6. Termination. The Company may terminate the employment of the Employee and all of the Company's obligations under this Agreement at any time for Cause (as hereinafter defined) by giving the Employee notice of such termination, with reasonable specificity of the details thereof. "Cause" shall mean (i) the Employee's misconduct could reasonably be expected to have a material adverse effect on the business and affairs of the Company, (ii) the Employee's disregard of lawful instructions of the Company's Board of Directors consistent with

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the Employee's position relating to the business of the Company or neglect of duties or failure to act, which, in each case, could reasonably be expected to have a material adverse effect on the business and affairs of the Company, (iii) the commission by the Employee of an act constituting common law fraud, or a felony, or criminal act against the Company or any affiliate thereof or any of the assets of any of them, (iv) the Employee's abuse of alcohol or other drugs or controlled substances, or conviction of a crime involving moral turpitude, (v) the Employee's material breach of any of the agreements contained herein or (vi) the Employee's resignation hereunder. A termination pursuant to Section 6(i), (ii), (iv) (other than as a result of a conviction of a crime involving moral turpitude) or
(v) shall take effect 30 days after the giving of the notice contemplated hereby unless the Employee shall, during such 30-day period, remedy to the satisfaction of the Board of Directors of the Company the misconduct, disregard, abuse or breach specified in such notice; provided, however, that such termination shall take effect immediately upon the giving of such notice if the Board of Directors of the Company shall have determined that such misconduct, disregard, abuse or breach is not remediable (which determination shall be stated in such notice). A termination pursuant to Section 6(iii), (iv) (as a result of a conviction of a crime involving moral turpitude) or (vi) shall take effect immediately upon the giving of the notice contemplated hereby.

                           -5-
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     Section 7.  Effect of Termination of Employment.
          Upon the termination of the Executive's employment for a Disability neither the Executive nor the Executive's beneficiaries or estate shall have any further rights under this Agreement or any claims against the Company arising out of this Agreement.

     Section 8. Disclosure of Confidential Information.
Executive recognizes that he has had and will continue to have access to secret and confidential information regarding the Company, including but not limited to its customer list, products, know-how, and business plans. Executive acknowledges that such information is of great value to the Company, is the sole property of the Company, and has been and will be acquired by him in confidence. In consideration of the obligations undertaken by the Company herein, Executive will not, at any time, during or after his employment hereunder, reveal, divulge or make known to any person, any information acquired by Executive during the course of his employment, which is treated as confidential by the Company, including but not limited to its customer list, and not otherwise in the public domain. The provisions of this Section 8 shall survive Executive's employment hereunder.

                               -6-
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     Section 9.     Covenant Not To Compete.
     (a) Executive recognizes that the services to be performed by him hereunder are special, unique and extraordinary. The parties confirm that it is reasonably necessary for the protection of Company that Executive agree, and accordingly, Executive does hereby agree, that he shall not, directly or indirectly, at any time during the term of the Agreement and the Restricted Period (as hereinafter defined):
          (i) except as provided in Subsection (c) below, engage in the sale, distribution or manufacture of any products or provide technical assistance, advice or counseling any products competitive to the Company's products in any state in the United
               States in which the Company or any affiliate thereof is engaged in business, either on his own behalf or as an officer, director, stockholder, partner, consultant, associate, Executive, owner, agent, creditor, independent contractor, or co-venturer of any third party; or

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         (ii)  employ or engage, or cause or authorize, directly
               or indirectly, to be employed or engaged, for or on behalf of himself or any third party, any Executive or agent of Company or any affiliate thereof.
     (b) Executive hereby agrees that he will not, directly or indirectly, for or on behalf of himself or any third party, at any time during the term of the Agreement and during the Restricted Period solicit any customers of the Company or any affiliate thereof.
     (c) If any of the restrictions contained in this Section 9 shall be deemed to be unenforceable by reason of the extent, duration or geographical scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical scope, or other provisions hereof, and in its reduced form this Section shall then be enforceable in the manner contemplated hereby.
     (d) The term "Restricted Period," as used in this Section 9, shall mean the period of Executive's actual employment hereunder plus half of the time period the Executive is actually employed by the Company not to exceed twelve (12) months.

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     Section 10.    Miscellaneous.

          10.1 Injunctive Relief. Executive acknowledges that the services to be rendered under the provisions of this Agreement are of a special, unique and extraordinary character and that it would be difficult or impossible to replace such services. Accordingly, Executive agrees that any breach or threatened breach by him of Sections 8 or 9 of this Agreement shall entitle Company, in addition to all other legal remedies available to it, to apply to any court of competent jurisdiction to seek to enjoin such breach or threatened breach. The parties understand and intend that each restriction agreed to by Executive hereinabove shall be construed as separable and divisible from every other restriction, that the unenforceability of any restriction shall not limit the enforceability, in whole or in part, of any other restriction, and that one or more or all of such restrictions may be enforced in whole or in part as the circumstances warrant. In the event that any restriction in this Agreement is more restrictive than permitted by law in the jurisdiction in which Company seeks enforcement thereof, such restriction shall be limited to the extent permitted by law.

          10.2 Assignments. Neither Executive nor the Company may assign or delegate any of their rights or duties under this Agreement without the express written consent of the other.

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          10.3 Entire Agreement.  This Agreement constitutes and
embodies the full and complete understanding and agreement of the parties with respect to Executive's employment by Company, supersedes all prior understandings and agreements, whether oral or written, between Executive and Company, and shall not be amended, modified or changed except by an instrument in writing executed by the party to be charged. The invalidity or partial invalidity of one or more provisions of this Agreement shall not invalidate any other provision of this Agreement. No waiver by either party of any provision or condition to be performed shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or any prior or subsequent time.

          10.4 Binding Effect. This Agreement shall inure to the benefit of, be binding upon and enforceable against, the parties hereto and their respective successors, heirs, beneficiaries and permitted assigns.

          10.5 Headings. The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

          10.6 Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when personally delivered, sent by registered or certified mail, return receipt requested, postage prepaid, or by private overnight mail service (e.g. Federal Express) to the party at the address set forth above or to such other address as either party may hereafter give notice of in accordance with the provisions hereof. Notices shall be deemed given on the sooner of the date actually received or the third business day after sending.

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          10.7 Governing Law.  This Agreement shall be governed
by and construed in accordance with the laws of the State of New York without giving effect to such State's conflicts of laws provisions and each of the parties hereto irrevocably consents to the jurisdiction and venue of the federal and state courts located in the State of New York, County of New York.

          10.8 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one of the same instrument.

          10.9 Arbitration. Any dispute which the parties hereto are unable amicably to resolve shall be submitted to binding arbitration in New York in accordance with the Rules and Constitution of the American Arbitration Association. Either party hereto may request that any decision of the arbitrators set forth the findings of fact and conclusions of law upon which their award is based. Judgment upon any such arbitration award may be entered in any court of competent jurisdiction, and Executive submits to the jurisdiction of any such court.

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          In the event any suit or other action is commenced with
respect to the interpretation or enforcement of any provision of this agreement, the prevailing party shall be entitled, in addition to any other sums to which such party may be entitled, to recover from the other party the reasonable fees and disbursements of counsel retained to investigate and pursue such matter.
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.


                              EMBRYO DEVELOPMENT
                              CORPORATION, INC.



                           By: /s/ Daniel Durchslag
                              ---------------------
                              Name:   Daniel Durchslag
                              Title:  Director


                              /s/ Matthew Harriton
                             ---------------------
                              Matthew Harriton